UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd., Ste. 500 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	Entry into Material Definitive Agreements.

On January 11, 2018, Marathon Patent Group, Inc. (the “Company”) entered into a Patent Rights Purchase and Assignment Agreement (the “Agreement”), with XpresSpa Group, Inc., a Delaware Corporation (the “Seller”) and Crypto Currency Patent Holdings Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“CCPHC”). Pursuant to the Agreement, the Seller agreed to irrevocably assign, sell, grant, transfer and convey, and CCPHC agreed to accept and acquire, the exclusive right, title and interest in and to certain patents owned by the Seller (“Assigned IP”), subject to the terms and conditions set forth in the Agreement. As consideration for the Assigned IP, the Seller shall receive (i) payment in the amount of $250,000 from CCPHC and (ii) 250,000 shares of common stock of the Company, par value $0.0001 per share (the “Consideration Shares”), with piggyback registration rights. The Consideration Shares shall be issued by the Company to the Seller, subject to the terms and conditions of a lock-up agreement.

As a condition to the Agreement, the Seller agreed to enter into a lock-up agreement with the Company, which lock-up agreement is included as an exhibit to the Agreement (the “Lock-up Agreement”). Pursuant to the Lock-up Agreement, the Seller shall not directly or indirectly offer, sell, pledge or transfer, or otherwise dispose of, the Consideration Shares for a period of 180 days commencing on January 11, 2018 and ending on July 11, 2018; provided, however, upon the effective date of the registration for resale of the Consideration Shares, and on each day thereafter, one twentieth (1/20) of the Consideration Shares shall be released from the restrictions contained in the Lock-up Agreement and may be freely sold, transferred, traded or otherwise disposed of. Notwithstanding the foregoing, in the event that the Consideration Shares, in whole or in part, are not registered for resale on the 6-month anniversary of the date of issuance of the Consideration Shares (“Six-Month Date”), the holders thereof may sell, transfer, trade or otherwise dispose of one twentieth (1/20) of the Consideration Shares on the Six-Month Date and on each day thereafter

In addition, the Company agreed to issue 25,000 shares of the Company’s common stock to Andrew Kennedy Lang, one of the named inventors of the patents, in exchange for consulting services, and 50,000 shares of the Company’s common stock to another individual in exchange for consulting services, in connection with the acquisition of the Assigned IP.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is annexed hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above was completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The securities to be issued pursuant to the Agreement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 7.01	Regulation FD Disclosure.

On January 18, 2018, the Company issued a press release announcing that the Company has entered into the Agreement to acquire blockchain and cryptocurrency transmission patents. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Patent Rights Purchase and Assignment Agreement dated January 11, 2018, by and among Marathon Patent Group, Inc., XpresSpa Group, Inc. and Crypto Currency Patent Holdings Company LLC
99.1	Marathon Patent Group, Inc., Press Release dated January 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2018

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Title:	Chief Financial Officer